UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2023

LIVENTO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56457	46-3999052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 State Street, New York, New York 10004

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (980)432-8241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 22, 2023, the Board of Directors of Livento Group, Inc., a Nevada corporation (the “Company”), in conjunction with the SEC Comment Letter: Livento Group, Inc. 10-K/A, the Board, and the Company’s auditors, Olayinka Oyebola & Co, determined that the Company’s December 31, 2021 and December 31, 2022 financial statements in the Company’s previously filled Annual Report on Form 10-K (collectively, the “2022 Relevant Periods”), should no longer be relied upon.

The Company determined that there were issues in the Company’s accounting Cash flow statements. They were revised accordingly to show only cash movements and non-cash transactions are properly disclosed in a narrative format at the bottom of the cash flow.

The Company has amended the annual report on the Form 10-K for the year ended December 31, 2022 and 2021.

The Company’s management believes that these misstatements had no impact on the Company’s revenues, or EBITDA for the 2021, 2022 and 2023 Relevant Periods.

The Company’s Board of Directors has discussed the matters disclosed in this Item 4.02 with Olayinka Oyebola & Co, the Company’s auditors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 28, 2023

LIVENTO GROUP, INC.

By:	/s/ David Stybr
Name:	David Stybr
Title:	Chief Executive Officer

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